EXHIBIT 4.65

           OPTION AGREEMENT DATED AUGUST 12, 2003 BETWEEN THE COMPANY
                   AND CONSOLIDATED PACIFIC BAY MINERALS LTD.



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                              IMA EXPLORATION INC.
           Suite 709- 837 West Hastings Street, Vancouver, BC V6C 3N6
                    Telephone: 604-687-1828 Fax: 604-687-1858
             www.imaexploration.com * email: INFO@IMAEXPLORATION.COM



August 12, 2003

Consolidated Pacific Bay Minerals Ltd.
Suite 911 - 470 Granville Street
Vancouver, BC V6C 1V6

ATTENTION: GUILFORD H. BRETT, PRESIDENT

Dear Mr. Brett:

RE:      LETTER AGREEMENT
         REGALO PROPERTY, CHUBUT PROVINCE, ARGENTINA

For $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IMA Exploration Inc. and its wholly owned Argentinean subsidiary, Inversiones Mineras Argentinas S.A., (collectively referred to as "IMA") hereby grant to Consolidated Pacific Bay Minerals Ltd. ("PacBay") to acquire an option on the Regalo Property ("Mineral Claims" or "Property") in Argentina on the following business terms:

1. IMA confirms that it holds a 100% interest in the Regalo Property. The Property consists of the land holdings listed in Appendix 1.

2. PacBay will have the exclusive option (the "Option") to acquire a 51% interest in the Property by:

       a) Completing US$625,000 worth of work on the Property according to the following schedule:

            i.     on or before August 12, 2004 - US $ 50,000;

            ii.    on or before August 12, 2005 - US $225,000 (cumulative);and,

            iii.   on or before August 12, 2006 - US $625,000 (cumulative).

       b) Issuing 900,000 shares of PacBay to IMA within ten days after the approval of this Letter agreement by the TSX Venture Exchange.

3. Upon completion of the terms described under 2. above, PacBay will have earned a 51% interest in the Property. Upon earning the 51% interest, the parties agree to form a joint-venture.

4. PacBay will have the exclusive Option to acquire an additional 19% interest in the Property by completing a feasibility study and financing the property to production.


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       IMA's  share  (30%) of the  feasibility  study cost will be  advanced  by
       PacBay. This advance will be repaid to PacBay from a 50% portion from all cash proceeds of production from the Property due or payable to IMA until this advance is fully reimbursed to PacBay. Upon completion of the feasibility study, PacBay will have earned a 70% interest in the Property.

5. Upon PacBay earning a 70% interest in the Property, IMA will have the option to buy-back an additional 25% interest in the Property by re-imbursing PacBay expenditures that PacBay spent on the Property to acquire the last 19% and the 6% of the initial 51%. The re-imbursement will form part of PacBay's cash contribution in future expenditures. This option is valid only if PacBay does not participate to take the property into production. After this, IMA will have a 55% interest in the Property and PacBay will hold a 45% interest.

       If PacBay elects to not proceed in taking the property into production, then IMA will have a further option to acquire the balance of PacBay's interest in the Property by paying PacBay a pro-rata market value for the value in the ground. The value can be mutually agreed at that time or a mutually acceptable arbitrator can be chosen to determine the value.

6.     During the duration of the Option period, PacBay will:

       a) pay to IMA, from time to time and with sufficient advance notice from IMA, such amount as equals the fees and taxes due on the Property to Argentinean Authorities plus a charge of 5% for IMA's administration no later than 15 days prior to their due dates. IMA will pay such amounts forthwith to the Authorities and maintain the Property in good standing.

       b)   report exploration activities to IMA at least once quarterly.

       c) indemnify and save harmless IMA from any and all liability arising from the conduct of mineral exploration by PacBay on the Mineral Claims including but not limited to any liability from environmental and archaeological damages.

       e) be sensitive to local Social activities and carry out all required baseline studies required by the Mining Ministry in Argentina before carrying out exploration work.

7. During the Option period neither PacBay nor IMA shall assign some or all of its interest in this agreement without the written consent of the other party, such consent to be not unreasonably withheld. Consent will be needed only to assure that the assignee shall agree in writing to be bound by the terms of this agreement applicable to the assignor. This written consent shall not apply to a transfer of interest to an affiliated corporation.

8. During the Option period PacBay will be the sole operator of any exploration on the Property, will have full access to the Property and will be provided by IMA with all factual maps, reports, assays, results and any other factual data.

9. For the purpose of this Agreement, the area covered by the Mineral Claims shall include an area of influence extending 5 km from the outer boundary of the Mineral Claims. All mineral and related rights that may be acquired directly or indirectly,


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       within the area of influence  after the date of signing of this Agreement by IMA or PacBay during the currency of this Agreement shall become part of this Agreement. During the term of the Option, if PacBay acquires mineral and related rights within 5 km of the outer boundary of the Mineral Claims and subsequently wishes to abandon those rights, it will, prior to abandonment, offer to transfer those rights to IMA, will transfer those rights at IMA's request and at IMA's cost for the transfer. This agreement will not restrict in any way the rights of either PacBay or IMA to acquire interests outside the area of Influence.

10. When a Joint Venture is formed under 3, the parties in good faith will negotiate and execute a joint venture agreement having reasonable terms which are customary in the Canadian mining industry.

11. Any party wishing to issue a press release relating to the Property will provide a copy of this release to the other party to allow for comments prior to release.

12.    Termination of Option

       a) Subject to subsection 13b, the Option shall terminate if PacBay fails to make the required share issuances and cash payments, and fails to complete the minimum cumulative expenditures in accordance with subsection 2. herein within the time periods specified therein.

       b) If PacBay shall be in default of any written requirement in the option, IMA shall give written notice to PacBay specifying the default and PacBay shall not lose any rights granted under the Option, unless within 30 days after the giving of notice of default by IMA, PacBay has failed to take reasonable steps to cure the default by the appropriate performance.

       c) If the Option is terminated in accordance with subsections 12 a) and 12 b) herein, PacBay shall have no interest in or to the Mineral Claims, and all share issuances, expenditures and payments made by PacBay to or on behalf of IMA under the Option shall be non-refundable by IMA to PacBay for which PacBay shall have no recourse.

       d) Upon termination of this Agreement, PacBay shall make the required cash payments to maintain the Property in good standing for a period of at least six (6) months from the date of termination and PacBay shall turn over to IMA originals of all factual maps, reports, assays, results and any other factual data. PacBay will be required to contribute to its share of any environmental rehabilitation required as a result of the work undertaken after the date hereof and up to the date or termination notice.

13. This Letter Agreement may be executed by original or facsimile signature in as many counterparts as may be necessary, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

If the terms set out above are satisfactory please sign both copies of this Letter Agreement and return one copy to me. Upon receipt of the signed copy this Letter Agreement shall become a binding and enforceable agreement which will continue in effect until such time as it is replaced by a more formal and comprehensive agreement.

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Sincerely,


                                      Agreed on this the 27 day of August 2003.

IMA EXPLORATION INC.                  CONSOLIDATED PACIFIC BAY MINERALS LTD.




/s/ JOSEPH GROSSO                       /s/ GUILFOD H. BRETT
--------------------------------      ------------------------------------------
Joseph Grosso                         Guilfod H. Brett
President                             President

INVERSIONES MINERAS ARGENTINAS S.A.




/s/ JOSEPH GROSSO
----------------------------------------
Authorized Signatory



(APPENDIX 1 ATTACHED)








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                                   APPENDIX 1

                           REGALO PROPERTY DESCRIPTION

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Claims located in CHUBUT Province, Argentina:

------------------------------------------------------------------------
    CLAIM NAME               NO. EXPEDIENTE                VALID SINCE
------------------------------------------------------------------------
      Regalo                    14016103                  Feb. 28, 2003
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